UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2013

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 15, 2013, MetLife, Inc. issued a press release announcing the declaration of third quarter 2013 dividends of $0.2555555 per share on MetLife, Inc.’s floating rate non-cumulative preferred stock, Series A, and $0.4062500 per share on MetLife, Inc.’s 6.50% non-cumulative preferred stock, Series B. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1	Press release of MetLife, Inc., dated August 15, 2013, announcing the declaration of third quarter 2013 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
	Name:	Christine M. DeBiase
	Title:	Vice President and Secretary

Date: August 15, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
99.1	Press release of MetLife, Inc., dated August 15, 2013, announcing the declaration of third quarter 2013 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B.